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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) August 24, 2001

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                               KOMAG, INCORPORATED
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               (Exact name of registrant as specified in charter)



           Delaware                0-16852              94-2914864
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
 (State or other jurisdiction     (Commission         (IRS Employer of
       incorporation)             File Number)       Identification No.)


1710 Automation Parkway, San Jose, California               95131
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(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code     408-576-2000
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


                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)



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     1.   ITEM 3. Bankruptcy

     On August 24, 2001, Komag, Incorporated (the "Company") filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court"). The case has been assigned to the Honorable James R. Grube under case number 01-54143-JRG. No trustee, receiver or examiner has been appointed, and the Company will act as a debtor--in-possession while being subject to the supervision and orders of the Bankruptcy Court. The company expects to continue operations during the chapter 11 process. Prior to the filing, the company reached agreement in principal with its senior bank debt holders on a plan of reorganization that will be filed shortly. The plan includes a commitment by the senior lenders to provide a liquidity facility to bolster the company's working capital thus ensuring the company's ability to meet its financial commitments after the bankruptcy filing. By entering into a chapter 11 case, the company will have a centralized forum for negotiations with its other creditor constituencies and, ultimately, the authority of the court to confirm a plan of reorganization that will restructure the company's debt.

     2.   ITEM 7. EXHIBITS.

     None

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       KOMAG, INCORPORATED


Date:  August 30, 2001                 /s/ Edward H. Siegler
                                       ------------------------------
                                       Name: Edward H. Siegler
                                       Title: Chief Financial Officer